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Exhibit 3.8

BYLAWS

OF

HA SUB INC.

ARTICLE I

OFFICES AND SEAL

        Section 1.01.    Principal Office.    The principal office of the corporation shall be located at 3375 Koapaka Street, Suite G-350, Honolulu, State of Hawaii. In addition to its principal office, the corporation may maintain offices in such other place or places within or without the State of Hawaii as may be from time to time designated by the Board of Directors.

        Section 1.02.    Corporate Seal    The corporation shall have no seal.

ARTICLE II

SHAREHOLDERS' MEETINGS

        Section 2.01.    Annual Meeting.    Unless dispensed with by unanimous written consent of shareholders in accordance with law and with Section 2.06 of these Bylaws, the annual meeting of the shareholders shall be held at such place and at such time within six months after the close of the corporation's fiscal year as the President shall designate and if the President shall fail to designate such date, then the annual meeting for that year shall be held at such place and on such date as shall be fixed by the Board of Directors. At the annual meeting the shareholders shall elect the directors to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified and, subject to any requirements of law or of the Articles of Incorporation or of these Bylaws with respect to notice, may transact any other business which may be brought before the meeting and take any other corporate action. Failure to hold an annual meeting at the time fixed in accordance with these Bylaws does not affect the validity of any corporate action.

        Section 2.02.    Special Meetings.    Special meetings of the shareholders may be called by the Board of Directors or the holders of not less than one-tenth (1/10th) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, provided that such holders deliver signed and dated written demand(s) for the meeting describing the purpose or purposes for which it is to be held. At any special meeting, only business within the purpose or purposes described in the notice of such meeting shall be brought before the shareholders and may be transacted. Special meetings of shareholders shall be held at such place and at such times as shall be fixed by the Board of Directors, provided that a special meeting shall be held within a reasonable time after the filing of a request for a special meeting with the Secretary and in any case not more than seventy (70) days after such filing.

        Section 2.03.    Record Date.    The record date for determining the shareholders entitled to notice of or to vote at a shareholders' meeting shall be set by the President, provided that such record date may not be more than seventy (70) days prior to the date of the meeting. If a meeting is adjourned to a date within one hundred twenty days of the date fixed for the original meeting, then the record date shall remain the same; otherwise, the President shall set a new record date for the adjourned meeting.

        Section 2.04.    Quorum.    A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders. If a quorum exists, the affirmative vote of the majority of the votes cast at the meeting and voted on the subject matter shall be the act of the shareholders and shall be valid and binding upon the corporation, except as otherwise specifically provided by law, the Articles of Incorporation, or these Bylaws. Each shareholder entitled to vote at any meeting of the shareholders shall be entitled to one vote in person or by proxy for each share registered in the name of such shareholder on the books of the corporation.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set under Section 2.03.

        Section 2.05.    Notice of Meetings.    Notice specifying the place, day and hour of each shareholders' meeting, whether annual or special, and if a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Such notice must be in writing unless oral notice is reasonable under the circumstances. Notice is effective if communicated in person; by telephone or facsimile transmission or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If notice is given as aforesaid, non-receipt of such notice by any shareholder shall not invalidate any business done at any meeting, either annual or special, at which a quorum is present. The presence of any shareholder at any meeting shall constitute (i) a waiver of such shareholder's right to object to lack of notice or defective notice of said meeting, except where a shareholder at the beginning of the meeting objects to the holding of the meeting or to the transaction of any business because the meeting is not lawfully called or convened, and (ii) a waiver of such shareholder's right to object to consideration of a particular matter at the meeting that is not within the purpose(s) described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Any shareholder may, prior to, at the meeting, or subsequent thereto, waive notice of any meeting in writing signed by such shareholder or a duly authorized attorney-in-fact thereof and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided that if a new record date for the adjourned meeting must be set under Section 2.03, then notice of the adjourned meeting shall be given in accordance with this Section 2.05.

        Section 2.06.    Action Without Meeting.    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. This must be evidenced by one or more written consents, setting forth the action so taken, signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same effect as a unanimous vote of the shareholders and is effective when the last shareholder signs the consent, unless a different effective date is specified in the consent.

        Section 2.07.    Voting List.    After fixing a record date for any shareholders' meeting, the corporation shall prepare an alphabetical list of all the shareholders entitled to vote at such meeting, whether annual or special, or any adjournment thereof. Such list shall be arranged by voting group (and within each voting group by class or series of shares), with the address of and the number of shares held by each shareholder, and shall be available for inspection by any shareholder or agent or attorney of the shareholder (i) beginning two (2) business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, during regular business hours and at the shareholder's expense, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held, and (ii) at the time and place of the meeting at any time during the meeting or any adjournment for the purposes thereof. Failure to comply with the requirements of this Section 2.07 shall not affect the validity of any action taken at such meeting.

        Section 2.08.    Proxies.

        (a)  At any meeting of the shareholders, a shareholder may vote in person or appoint a proxy to vote for the shareholder by signing an appointment form either personally or through his duly authorized attorney-in-fact. A shareholder may authorize another person to act as a proxy by executing a writing either personally or through his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

        (b)  A proxy appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and such appointment is coupled with an interest. An appointment coupled with an interest includes the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment, or a party to a voting agreement. Notwithstanding the foregoing, such an irrevocable appointment is revoked when the interest with which it is coupled is extinguished.

        (c)  The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

        (d)  A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares.

ARTICLE III

DIRECTORS

        Section 3.01.    Number and Qualifications.    The number of initial directors shall be one (1). Subject to the limitations set forth in the Articles of Incorporation, the number of directors shall be fixed each year by the shareholders. The directors shall be elected by the shareholders at each annual meeting, or in case of failure to act at said meeting, at a special meeting held thereafter, or by written consent in accordance with Section 2.05 of these Bylaws in lieu of such meeting, provided that the number of directors may be increased, subject to the foregoing limitations, and the additional directors may be elected by the shareholders at any special meeting. Despite the expiration of a director's term, the director continues to serve until the director's successor is elected and qualifies or until there is a decrease in the number of directors, subject, however, to removal by the shareholders.

        Section 3.02.    Quorum.    A majority of the number of directors fixed in accordance with Section 3.01 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 3.03.    Vacancies.    In case of any vacancy or vacancies in the Board of Directors, the remaining directors (although less than a quorum) may fill the same by the affirmative vote of a majority of the remaining directors. The term of the director elected to fill such vacancy shall expire at the next shareholders' meeting at which directors are elected. The determination by the Board of Directors, as shown in the minutes, of the fact of any vacancy shall be conclusive as to all persons and the corporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

        Section 3.04.    Regular Meetings.    The Board of Directors shall hold a meeting immediately following the annual meeting of the shareholders. No notice of such meeting need be given. Other regular meetings of the Board of Directors may be held at such times as the business of the corporation shall require according to resolutions of the Board of Directors. No notice of regular meetings of the Board of Directors shall be required.

        Section 3.05.    Special Meetings.    Special meetings of the Board of Directors may be called by resolution of the Board of Directors or upon the call of the President or any director. Such special meetings shall be held at such place and at such time as shall be fixed by the person or one of the persons so authorized and calling such special meeting.

        Section 3.06.    Notice.    Notice of the date, time and place of any meeting of the Board of Directors for which notice is required shall be given to each director by the Secretary or by the person or one of the persons calling the meeting, not less than twenty-four (24) hours before the date set for the meeting, by advising each director by in person, by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier, by word of mouth, or by leaving written notice of such meeting with each director or at the residence or usual place of business of each director, or by sending written notice of such meeting by first-class mail, postage prepaid, not less than three (3) nor more than fifteen (15) days before the meeting, to each director at such director's last known address as it appears on the records of the corporation. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. A director's attendance at or participation in any meeting shall constitute a waiver of the requirement of giving of notice of said meeting to such director, except where a director at the beginning of the meeting (or promptly upon such director's arrival) objects to holding the meeting or to the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. A director may waive any notice required by these Bylaws or the Articles of Incorporation before or after the date and time stated in the notice. Such waiver must be in writing, signed by the director entitled to notice, and filed with the minutes or corporate records.

        Section 3.07.    Telephone Meetings.    Subject to the notice requirements in Section 3.06 of these Bylaws, members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

        Section 3.08.    Action Without Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated thereby may be taken without a meeting if the action is taken by all the directors or all of the members of the committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed before or after the intended effective date of the action by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

        Section 3.09.    Resignation and Removal of Directors; Shareholder Changes to Size of Board; Filling of Vacancies.

        (a)  A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

        (b)  At a meeting of shareholders called for that purpose, any director or the entire Board of Directors may be removed, with or without cause (unless the Articles of Incorporation provide that the directors may be removed only for cause), if the number of votes cast to remove the director(s) exceeds the number of votes cast not to remove the director(s). If cumulative voting is authorized, a director may not be removed if the votes cast against the removal of such director would be sufficient to elect such director if then cumulatively voted.

        (c)  The shareholders of the corporation may, at any special meeting called for that purpose, increase or decrease the number of directors or change from a fixed to a variable-range size Board of Directors, and fill any vacancies which may then exist in the Board of Directors, whether caused by resignations, removals or otherwise, including temporary vacancies. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

        Section 3.10.    Powers of Directors.    Subject to any limitations provided by law or set forth in the Articles of Incorporation or in these Bylaws, the Board of Directors shall have full power to control and direct the business and affairs of the corporation and to exercise all the powers and perform all the acts which the corporation may legally exercise and perform.

        Section 3.11.    Presumption of Assent.    A director present at a meeting of the Board of Directors, or a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) such director files a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a director who voted in favor of such action.

        Section 3.12.    Executive and Other Committees.    If there is more than one director, the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may create one or more other committees and appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members who serve at the pleasure of the Board of Directors, and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by law, the Articles of Incorporation, or these Bylaws.

ARTICLE IV

OFFICERS

        Section 4.01.    Generally.    The officers of the corporation shall consist of a President, one or more Vice Presidents, a Treasurer and a Secretary. At the discretion of the Board of Directors, the officers also may include a Chairman of the Board, a Vice Chairman of the Board, and one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other subordinate officers. Any two or more offices may be held by the same individual. The officers shall be appointed annually by the Board of Directors at its first meeting after the annual or special meeting of the shareholders at which the Board of Directors is elected and shall hold office until the next annual meeting and thereafter until their successors shall be duly appointed and qualified, subject, however, to removal by the Board of Directors. The number of Vice Presidents may be changed from time to time by the Board of Directors at any meeting or meetings thereof and, if increased at any time, the additional Vice President or Vice Presidents shall be appointed by the Board of Directors. The number of Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other subordinate officers shall be determined from time to time by the Board of Directors.

        Section 4.02.    Vacancies.    Vacancies which may occur in any office shall be filled by appointment by the Board of Directors for the remainder of the term of such office. In case of the temporary disability of any officer, the Board of Directors may appoint a temporary officer to serve during such disability.

        Section 4.03.    Removals.    Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.04.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors at which the Chairman is present, and shall perform such other duties and have such other powers as the Board of Directors may prescribe.

        Section 4.05.    President.    The President shall preside at all meetings of the Board of Directors and of the shareholders at which the Chairman is absent. Subject to the control of the Board of Directors, the President shall have general charge and care of the business and property of the corporation, shall appoint and discharge employees and agents of the corporation and determine their compensation, shall vote the stock of other companies which are owned by the corporation and shall do and perform such additional duties as may be prescribed by the Board of Directors. When authorized by the Board of Directors to do so, the President may delegate to one of the Vice Presidents the whole or any part of the general management and care of the business and property of the corporation, including the employment and discharge of agents and employees.

        Section 4.06.    Vice Presidents.    It shall be the duty of the Vice Presidents to assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. Each Vice President shall do and perform such additional duties as may be prescribed by the Board of Directors.

        Section 4.07.    Treasurer.    The Treasurer shall be the financial and accounting officer of the corporation. The Treasurer shall have custody of all moneys, valuable papers and documents of the corporation, shall keep the same for safekeeping in such depositories as may be designated by the Board of Directors and shall expend the funds of the corporation as directed by the Board of Directors. The Treasurer shall register and transfer stock of the corporation under such regulations as may be prescribed by the Board of Directors. The Treasurer shall keep or cause to be kept a book or books setting forth a true record of the receipts and expenditures, assets and liabilities, losses and gains of the corporation and shall, when and as required by the Board of Directors, render a statement of the financial condition of the corporation. If required to do so by the Board of Directors, the Treasurer shall give a bond in such amount and with such surety as may be prescribed by the Board of Directors for the faithful discharge of the duties of the office. The Treasurer shall also do and perform such additional duties as may be prescribed by the Board of Directors. In the absence or disability of the Treasurer, the duties of the office shall be performed by the Secretary or by an Assistant Treasurer.

        Section 4.08.    Secretary.    The Secretary shall be ex officio secretary of the Board of Directors, shall give or cause to be given all required notices of meetings of the shareholders and the Board of Directors, shall record the proceedings of meetings of the shareholders and the Board of Directors in a book or books to be kept for that purpose, shall authenticate records of the corporation, and shall perform such other duties as may be assigned from time to time by the Board of Directors and by the President. In the absence or disability of the Secretary, the duties of the office shall be performed by the Treasurer or by an Assistant Secretary.

        Section 4.09.    Subordinate Officers.    The powers and duties of the subordinate officers shall be as prescribed by the Board of Directors. In the absence or disability of the Treasurer and Secretary, the Assistant Treasurer or the Assistant Secretary may register and transfer stock of the corporation under such regulations as may be prescribed by the Board of Directors.

ARTICLE V

EXECUTION OF INSTRUMENTS

        Section 5.01.    Instruments in General.    All checks, dividend warrants, and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, deeds, leases, mortgages, agreements of sale, bills of lading, and all other instruments except as otherwise provided in these Bylaws, shall be signed by such person or persons as shall be provided by general or special resolution of the Board of Directors. In the absence of any such general or special resolution applicable to any instrument, such instrument shall be signed by the President or any Vice President and by the Treasurer or the Secretary.

        Section 5.02.    Facsimile Signatures.    The Board of Directors may provide for the execution of checks, stock certificates and other written instruments by the printed, lithographed or engraved facsimile signature or signatures of the person or persons authorized by the Board of Directors to sign such instruments.

ARTICLE VI

CAPITAL STOCK

        Section 6.01.    Shares Represented by Certificates.    The President shall issue or cause to be issued to each shareholder a certificate or certificates signed, either manually or by facsimile, by the Chairman of the Board, a Vice Chairman of the Board, the President, or a Vice President, and countersigned by the Treasurer, the Secretary, an Assistant Treasurer, or an Assistant Secretary. At a minimum, each such certificate shall state on its face the name of the corporation and that it is organized under the laws of the State of Hawaii, the name of the person to whom issued, the number and class, and series if any within a class, of the shares of the stock of the corporation represented by such certificate, and such other information as may be required by law. If authorized to issue different classes or series within a class of shares, the certificate shall state the designations, relative rights, preferences and limitations applicable to each class or series, or, alternatively, that the corporation will furnish the shareholder this information upon request in writing for no charge. No certificate shall be issued for any share unless the consideration established for its issuance has been paid.

        Section 6.02.    Transfers.    Shares of the corporation shall be transferable only upon its books by the holder or holders thereof in person, or by the authorized attorney or legal representative of such holder or holders. If the shares transferred are represented by certificates, the holder or holders thereof or the authorized attorney or legal representative of such holder or holders shall, at the time of transfer, surrender to the corporation, duly endorsed, the old certificate or certificates and receive new certificates in exchange therefor. Each transfer shall be recorded and the original record or duplicate thereof shall be kept at the principal office of the corporation.

        Section 6.03.    Record Date.

        (a)  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to demand a special meeting, or entitled to receive a distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

        (b)  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE VII

DIRECTORS' CONFLICTS OF INTEREST

        Section 7.01.    Definitions.    As used in this Article VII, unless the context requires otherwise:

        "Conflicting interest" means the interest a director has respecting a transaction effected or proposed to be effected by the corporation (or its subsidiary) if:

          (a)  whether or not the transaction is brought before the Board of Directors for action, the director knows at the time of commitment that the director or a related person (i) is a party to the transaction or (ii) has a beneficial financial interest in or so closely linked to the transaction and of such financial significance that the interest would reasonably be expected to exert an influence on such director's judgment if the director were called to vote upon transaction.

          (b)  the transaction is brought (or in normal course would be brought) before the Board of Directors for action and the director knows at the time of commitment that any of the following persons (i) is a party to the transaction or (ii) has a beneficial financial interest in or so closely linked to the transaction and of such financial significance that the interest would reasonably be expected to exert an influence on such director's judgment if the director were called to vote upon transaction:

            (1)  an entity (other than the corporation) of which the director is a director, general partner, agent or employee,

            (2)  a person that controls one or more of such entities listed above or an entity that is controlled by or is under common control with such entities,

            (3)  an individual who is a general partner, principal or employer of the director.

        "Director's conflicting interest transaction" means a transaction effected or proposed to be effected by the corporation (or its subsidiary) respecting which a director has a conflicting interest.

        "Qualified director" means, with respect to director's conflicting interest transaction, any director who does not have either (i) a conflicting interest respecting the transaction or (ii) a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would under the circumstances reasonably be expected to exert an influence on the first director's judgment when voting on the transaction.

        "Qualified shares" means any shares entitled to vote with respect to the director's conflicting interest transaction except shares that, to the knowledge, before the vote, of the secretary (or other officer or agent authorized to tabulate votes), are beneficially owned (or the voting of which is controlled) by a director who has a conflicting interest respecting the transaction or by a related person of the director or both.

        "Related person" means:

          (a)  the spouse (or a parent or sibling thereof) of the director, or a child, grandchild, sibling, parent (or spouse of any thereof) of the director, or an individual having the same home as the director, or a trust or estate of which an individual specified above is a substantial beneficiary, or

          (b)  a trust, estate, incompetent, conservatee or minor of which the director is a fiduciary.

        "Required disclosure" means disclosure by director who has a conflicting interest of (i) the existence and nature of director's conflicting interest and (ii) all facts known to the director respecting the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction.

        "Subsidiary" as used within these definitions includes entities to which the corporation has a controlling interest.

        "Time of commitment" means the time when the transaction is consummated or, if made pursuant to contract, the time when the corporation (or its subsidiary) becomes contractually obligated so that a unilateral withdrawal from the transaction would entail significant loss, liability, or other damage.

        Section 7.02.    Generally.

        (a)  Any transaction effected or proposed to be effected by the corporation that is not a director's conflicting interest transaction may not be enjoined, set aside or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, because a director or any person with whom or which such director has a personal, economic, or other association, has an interest in the transaction.

        (b)  Any director's conflicting interest transaction may not be enjoined, set aside or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, because a director or any person with whom or which such director has a personal, economic, or other association, has an interest in the transaction, if:

          (1)  Directors' action respecting the transaction was taken at any time in compliance with Section 7.03;

          (2)  Shareholders' action respecting the transaction was taken at any time in compliance with Section 7.05;

          (3)  The transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

        Section 7.03.    Directors' Action.

        (a)  The action of directors respecting a transaction is effective for purposes of this Article VII if the transaction receives the affirmative vote of a majority (but no fewer than two (2)) of those qualified directors on the Board of Directors or on a duly empowered committee of the board who voted on the transaction after either required disclosure to them (to the extent the information was not known by them) or compliance with Section 7.04, provided that action by a committee is effective only if (i) all of its members are qualified directors and (ii) its members are either all the qualified directors on the board or are appointed by a majority of the qualified directors on the board.

        (b)  The action of directors that complies with this Article VII is not affected by the presence or vote of a director who is not a qualified director.

        Section 7.04.    Required Disclosure Exception.    If a director has a conflicting interest respecting a transaction, but neither the director nor a related person, as set forth in paragraph (b) of the definition of "related person" in Section 7.01, is a party to the transaction, and if the director has a duty under law or professional canon, or a duty of confidentiality to another person, respecting information relating to the transaction such that the director may not make a required disclosure, then the actual disclosure is sufficient if the director:

          (1)  Discloses to the directors voting on the transaction the existence and nature of the director's conflicting interest and informs them of the character and limitation imposed by that duty before their vote on the transaction; and

          (2)  Plays no part, directly or indirectly, in the deliberations or vote.

        Section 7.05.    Shareholders' Action.

        (a)  Shareholders' action respecting a transaction is effective for purposes of this Article if a majority of the votes entitled to be cast by the holders of all qualified shares were cast in favor of the transaction after:

          (1)  Notice to shareholders describing the director's conflicting interest transaction;

          (2)  Provision of information referred to in subsection (b) of this section;

          (3)  Required disclosure to the shareholders that voted on the transaction (to the extent the information was not known by them).

        (b)  For purposes of compliance with subsection (a)(2) of this section, a director who has a conflicting interest respecting the transaction, before the shareholders' vote, shall inform the secretary (or other officer or agent of the corporation authorized to tabulate votes) of the number, and the identity of persons holding or controlling the vote, of all shares that the director knows are beneficially owned (or the voting of which is controlled) by the director or by a related person of the director, or both.

        (c)  If a shareholders' vote does not comply with this section solely because a director's failure to comply with subsection (a)(2) of this section, and if the director establishes that such director's failure did not determine and was not intended by the director to influence the outcome of the vote, a court of competent jurisdiction may give effect to such transaction as it considers appropriate in the circumstances.

        Section 7.06.    Quorum for Action by Directors or Shareholders.

        (a)  A majority of all qualified directors on the Board of Directors, or on the committee, constitutes a quorum for purposes of directors' action under this Article VII. The action of directors that otherwise complies with this section is not affected by the presence or vote of a director who is not a qualified director.

        (b)  A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of shareholders' action under this Article VII. Subject to Section 7.05(b) and Section 7.05(c), shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

        Section 7.07.    No Liability.    Neither any director or officer of the corporation, being so interested in any contract, transaction or act of the corporation which is not void or voidable pursuant to this Article VII, nor any other corporation, firm, association, or entity in which such director or officer is a director or officer or is financially interested shall be liable or accountable to the corporation, or to any shareholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.01.    Adjournment.    Whenever at any meeting provided for in these Bylaws less than a quorum shall be present or represented, such meeting may thereupon be adjourned without notice from time to time by a majority vote of those present or represented until a quorum shall be present or represented. Any meeting at which a quorum is present or represented may be adjourned in the same manner for such time as may be fixed by a majority vote at such meeting.

        Section 8.02.    Fiscal Year.    The fiscal year of the corporation shall be as determined from time to time by the Board of Directors.

        Section 8.03.    Approval of Acts of Board of Directors.    At any annual or special meeting of the shareholders, any or all of the acts of the Board of Directors may be submitted for ratification and approval and may be ratified or approved by the shareholders. Such ratification or approval shall be as valid and binding upon the corporation and upon all the shareholders as though it had been approved or ratified by every shareholder of the corporation.

ARTICLE IX

AMENDMENTS

        These Bylaws may be amended, altered, or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the members of the Board of Directors of the corporation, subject to repeal or change by action of the shareholders.

CERTIFICATION

        I certify that I am the Secretary of the above-named corporation and that the foregoing Bylaws were adopted as the Bylaws of the corporation by its Board of Directors on the 30th day of April, 2002.

/s/ LYN F. ANZAI Secretary

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  Exhibit 3.8
BYLAWS OF HA SUB INC.
ARTICLE I OFFICES AND SEAL
ARTICLE II SHAREHOLDERS' MEETINGS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V EXECUTION OF INSTRUMENTS
ARTICLE VI CAPITAL STOCK
ARTICLE VII DIRECTORS' CONFLICTS OF INTEREST
ARTICLE VIII GENERAL PROVISIONS
ARTICLE IX AMENDMENTS
CERTIFICATION